EXHIBIT 5.1

                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 450 PARK AVENUE
                          NEW YORK, NEW YORK 10022-2605
                                  212 838 1177
                                FAX 212 838 9190

                                November 17, 1997

Milestone Scientific Inc.
220 South Orange Avenue
Livingston Corporate Park
Livingston, New Jersey 07039

            Re: Registration Statement on Form S-8

Dear Sirs:

      We have acted as counsel to Milestone Scientific Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("the SEC") under the Securities Act of 1933, as amended (the "Act"), to register the offering by the Company of shares of Common Stock par value $.001 per share (the "Shares") issuable upon exercise of options granted and to be granted under the Company's 1997 Stock Option Plan (the "Option Plan") and 199,000 Shares upon exercise of options granted to consultants and agents of the Company ("Consultant Options").

      In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Option Plan, the form of Options granted thereunder, the form of Consultant Options and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

      Based upon the foregoing, we are of the opinion that the Shares issuable upon exercise of the options granted and to be granted pursuant to the Option Plan and the Shares issuable upon the exercise of the Consultant Options have been duly and validly authorized for issuance and when issued and delivered as contemplated by such options and the Consultant Options will be legally issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose


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consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder. Members of the firm own the securities of the Company described in Part II-Item 5 of the Registration Statement.

                                       Very truly yours,

                                       /s/ Morse, Zelnick, Rose & Lander, LLP
                                       -----------------------------------------

                                       Morse, Zelnick, Rose & Lander, LLP


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